UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 13, 2006

Matritech, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-12128	04-2985132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Nevada Street, Newton, Massachusetts	02460
(Address of principal executive offices)	(Zip Code)

(617) 928-0820
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into Material Definitive Agreement.

Item 3.02    Unregistered Sales of Equity Securities.

On January 13, 2006, the Registrant entered into a purchase agreement (the “Purchase Agreement”) with accredited investors pursuant to which it sold its 15% Secured Convertible Promissory Notes maturing January 13, 2009 (the “Notes”), which are in the aggregate currently convertible into 10,766,092 shares of Registrant’s common stock, par value $.01 per share, and accompanying Warrants (the “Purchaser Warrants”) exercisable beginning on July 14, 2006 and expiring on January 13, 2011 for an aggregate of 6,459,655 shares of its common stock at an exercise price of $0.67 per share. The aggregate purchase price for the Notes and the Investor Warrants sold in the transaction (the "Private Placement") was approximately $7.0 million.

The Registrant also issued warrants to two placement agents in connection with the Private Placement (the “Placement Agent Warrants”) exercisable beginning on July 14, 2006 and expiring on January 13, 2011 for 1,036,609 shares of the Registrant’s common stock at an exercise price of $0.65 per share.

The Registrant has also agreed, pursuant to the terms of the Purchase Agreement, to seek stockholder approval of an increase in authorized shares of its common stock and of the issuance of its common stock, in satisfaction of its obligations under the Notes or the Warrants, at a conversion price or exercise price below the closing price of the Registrant’s common stock on the last trading day before the closing of the Private Placement.

The Private Placement triggered the anti-dilution provisions in the Registrant’s 7.5% Convertible Debentures due March 31, 2006 (the “Convertible Debentures”) so that such Debentures are now convertible at $.73 per share, and are convertible into an additional 207,555 shares of the Company’s common stock, (ii) the Company’s Series A Convertible Preferred Stock, which is now convertible into common stock based on a $.70 per share of common stock value, so that the Series A Preferred is now convertible into an additional 1,463,788 shares of the Company’s common stock, and (iii) various warrants previously issued by the Company, covering an aggregate of approximately 6,538,489 shares of common stock, so that the warrants have revised exercise prices ranging from $.65 to $1.34 per share.

The Registrant received net proceeds of approximately $6.25 million after deducting the estimated expenses and commissions in connection with the Private Placement, including a cash payment of approximately $449,000 to a placement agent. The Registrant intends to use the net proceeds from the Private Placement for research and development, to cover selling and marketing expenses, working capital and for general corporate purposes.

The Registrant has agreed to file a registration statement with the Securities and Exchange Commission covering the resale from time to time of the shares of the common stock into which the Notes issued in the Private Placement are convertible and which may be issued upon exercise of the Purchaser Warrants and Placement Agent Warrants.

A copy of the Form of Purchase Agreement is attached hereto as Exhibit 4.1, a copy of the form of Note is attached hereto as Exhibit 4.2, a copy of the Form of Registration Rights Agreement is attached hereto as Exhibit 4.3, a copy of the Form of Warrant issued to Purchaser is attached hereto as Exhibit 4.4, a copy of the Form of Placement Agent Warrant is attached hereto as Exhibit 4.5, a copy of the Security Agreement is attached hereto as Exhibit 4.6, a copy of the License Agreement is attached hereto as Exhibit 4.7 and a copy of the press release issued by the Registrant dated January 17, 2006 with respect to the Private Placement is attached hereto as Exhibit 99.1. Each of the foregoing exhibits is incorporated herein by reference. The description of each of the foregoing documents contained in this Current Report on Form 8-K is qualified in its entirety by reference to such documents.

Item 9.01    Financial Statements and Exhibits.

(c) Exhibits.

The following Exhibits are filed as part of this report:

Exhibit No.	Description
4.1	Form of Purchase Agreement dated January 13, 2006 between Matritech, Inc. and various Purchasers
4.2	Form of Note dated January 13, 2006 and issued to various Purchasers
4.3	Form of Registration Rights Agreement dated January 13, 2006 between Matritech, Inc. and various Purchasers
4.4	Form of Purchaser Warrant to Purchase Shares of Common Stock
4.5	Form of Placement Agent Warrant to Purchase Shares of Common Stock
4.6	Security Agreement dated January 13, 2006 by and between Registrant and SDS Capital Partners SPC, Ltd. as Collateral Agent
4.7	License Agreement dated January 13, 2006 by and between Registrant and SDS Capital Partners SPC, Ltd. as Collateral Agent
99.1	Press Release of Registrant dated January 13, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRITECH, INC.

Date: January 18, 2006
By: /s/ Stephen D. Chubb Name: Stephen D. Chubb
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Purchase Agreement dated January 13, 2006 between Matritech, Inc. and various Purchasers
4.2	Form of Note dated January 13, 2006 and issued to various Purchasers
4.3	Form of Registration Rights Agreement dated January 13, 2006 between Matritech, Inc. and various Purchasers
4.4	Form of Purchaser Warrant to Purchase Shares of Common Stock
4.5	Form of Placement Agent Warrant to Purchase Shares of Common Stock
4.6	Security Agreement dated January 13, 2006 by and between Registrant and SDS Capital Partners SPC, Ltd. as Collateral Agent
4.7	License Agreement dated January 13, 2006 by and between Registrant and SDS Capital Partners SPC, Ltd. as Collateral Agent
99.1	Press Release of Registrant dated January 13, 2006